SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2011

SupportSave Solutions, Inc.

(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11132 Ventura Blvd, Ste #420, Studio City, CA	91604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-304-4400

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 8, 2011, the board of directors held a meeting and accepted the resignations of Christopher Johns as our Chief Executive Officer and Aina Dumlao as Senior Vice President. The board of directors in the same meeting appointed Aina Dumlao to act as our Chief Executive Officer and Christopher Johns to act as our President.

Before the management changes resulting from the March 8, 2011 board meeting, Aina Dumlao has been our Senior Vice President, Treasurer and a member of the board of directors.

We have an employment agreement with Ms. Dumlao in connection with her positions as Senior Vice President and Treasurer of our company. Her employment agreement was announced in the Current Report on Form 8-K filed with the SEC on November 3, 2010. Effective March 8, 2011, we have amended the employment agreement to change her position as Senior Vice President with Chief Executive Officer. All other terms of her employment agreement remain the same.

Before the management changes resulting from the May 8, 2011 board meeting, Christopher Johns has been our Chief Executive Officer and a member of our board of directors.

We have an employment agreement with Mr. Johns in connection with his position as Chief Executive Officer of our company. His employment agreement was announced in the Current Report on Form 8-K filed with the SEC on November 3, 2010. Effective March 8, 2011, we have amended the employment agreement to change his position as Chief Executive Officer to President and to reduce his base salary from $120,000 to $48,000 per year. All other terms of his employment agreement remain the same.

A copy of the amended employment agreements are filed with this Current Report on Form 8-K as exhibits 10.1 and 10.2 and are incorporated herein by reference.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment to Employment Agreement with Aina Dumlao, dated March 8, 2011
10.2	Amendment to Employment Agreement with Chris Johns, dated March 8, 2011
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Aina Dumlao

Aina Dumlao
CEO

Date: March 9, 2011